Adjusted measures are non-GAAP financial measures. An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release.  Please see the non-GAAP reconciliation tables.

Exhibit 99.1
NEWS RELEASE

Victory Capital Reports Second Quarter 2019 Financial Results

and Initiates Quarterly Cash Dividend

Second Quarter 2019 Highlights

•	Assets under management (“AUM”) of $64.1 billion as of June 30, 2019
•	Positive net flows of $3.7 billion; gross flows of $7.5 billion
•	Strong investment performance, with 74% of AUM outperforming its respective benchmarks over the trailing one-year period, 81% over three-years, 84% over five-years, and 89% over ten-years
•	GAAP earnings of $0.20 per diluted share
•	Adjusted net income with tax benefit per diluted share of $0.38[1]
•	GAAP operating margin of 24.9%
•	Adjusted EBITDA margin of 40.0%[1]

San Antonio, Texas, August 12, 2019 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported its results for the three and six months ended June 30, 2019, and announced the initiation of a quarterly cash dividend. The first dividend of $0.05 per share will be payable on September 25, 2019, to shareholders of record on September 10, 2019.

“The decision by our Board of Directors to initiate a dividend exemplifies the confidence we have in the strength and durability of our business and underscores our commitment to enhancing shareholder value,” said David Brown, Chairman and Chief Executive Officer. “The addition of a cash dividend adds another component to our capital allocation strategy while maintaining a primary focus on creating the capital flexibility needed to participate in the consolidation of our industry.

“I am also pleased to report that Victory Capital’s investment and financial results were excellent in the second quarter. Our Investment Franchises and Solutions Platform continued to deliver impressive investment performance with 84% of AUM outperforming respective benchmarks over the trailing five-year period ended June 30, 2019. Additionally, net flows were positive at $3.7 billion for the quarter and $2.6 billion through the first six months of the year. Gross flows were also robust for the quarter at $7.5 billion.

“AUM for Victory Capital grew to $64.1 billion as of June 30, 2019. The Company’s AUM as of July 31, 2019, inclusive of the USAA Asset Management Company acquisition, was $147.8 billion.

“The completion of the USAA Asset Management Company acquisition marks a significant milestone for Victory Capital. It significantly broadens our investment capabilities, increases our size and scale and expands our distribution platform with the introduction of a new direct channel focused on USAA members. Our integration efforts are progressing well, and we remain on target to achieve total annual cost synergy estimates of $120 million. This includes $75 million of synergies that were realized as of July 1, 2019, an additional $25 million expected to be realized by year-end, and the balance in 2020.

1The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please see the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

“We believe our growth and evolution as an organization since becoming a public company demonstrates the strength of our integrated multi-boutique business model as well as our ability to successfully execute against our long-term strategic vision. We intend to continue to grow organically by leveraging our full suite of products and inorganically through strategic acquisitions. As in the past, serving the needs of our clients remains our top priority.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Assets Under Management
Ending	$64,077	$58,119	$62,256	$64,077	$62,256
Average	60,063	57,043	61,617	58,553	61,819

Flows
Gross	$7,514	$3,038	$3,521	$10,552	$7,205
Net	3,694	(1,105)	(102)	2,589	(735)

Consolidated Financial Results (GAAP)
Revenue(2)	$91.4	$87.5	$104.4	$178.8	$209.4
Revenue realization (in bps)(2)	61.0	62.2	68.0	61.6	68.3
Operating expenses(2)	68.6	65.4	74.7	134.0	152.4
Income from operations	22.7	22.1	29.7	44.9	57.0
Operating margin(2)	24.9%	25.3%	28.4%	25.1%	27.2%
Net income	14.4	14.5	18.7	28.9	29.2
Earnings per diluted share	$0.20	$0.20	$0.26	$0.40	$0.42
Cash flow from operations	31.4	17.9	33.7	49.3	59.6

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$36.6	$33.6	$40.7	$70.2	$80.5
Adjusted EBITDA margin(2)	40.0%	38.4%	39.0%	39.2%	38.4%
Adjusted net income	24.4	21.9	26.6	46.3	49.6
Tax benefit of goodwill and acquired intangible assets	3.4	3.4	3.3	6.7	6.6
Adjusted net income with tax benefit	27.7	25.3	29.9	53.0	56.3
Adjusted net income with tax benefit per diluted share	$0.38	$0.35	$0.41	$0.73	$0.81

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please see the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 On January 1, 2019, the Company adopted ASU 2014-09, “Revenue from Contracts with Customers,” and now records all Mutual Fund and ETF waivers and expense reimbursements as a reduction of reported revenue and not as an expense item. Prior periods have not been restated, as permitted by the Financial Accounting Standards Board, due to the Company adopting the new revenue guidance using the modified retrospective method.

AUM, Flows and Investment Performance

Victory Capital’s AUM increased by 10.3%, or $6.0 billion, to $64.1 billion at June 30, 2019, compared with $58.1 billion at March 31, 2019. The increase was due to positive net flows of $3.7 billion, compounded by market appreciation of $2.3 billion. Gross flows for the second quarter were $7.5 billion. For the year-to-date period ended June 30, 2019, the Company reported positive net flows of $2.6 billion.

As of June 30, 2019, Victory Capital offered 71 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies as of June 30, 2019.

	Trailing	Trailing	Trailing	Trailing
	1-Year	3-Years	5-Years	10-Years
Percentage of AUM Outperforming Benchmark	74%	81%	84%	89%
Percentage of Strategies Outperforming Benchmark	46%	62%	70%	81%

Second Quarter of 2019 Compared to First Quarter of 2019

Revenue increased 4.5% to $91.4 million, in the second quarter of 2019, compared with revenue of $87.5 million in the first quarter. The increase was due to higher average AUM in the second quarter. Excluding restructuring and integration costs, operating expenses in the second quarter of 2019 increased 2.3%, despite average AUM increasing 5.3%, from the first quarter of the year.

Second quarter GAAP net income was $14.4 million, or $0.20 per diluted share, compared with $14.5 million, or $0.20 per diluted share, in the first quarter of 2019. GAAP operating margin was 24.9% for the quarter, compared with 25.3% in the first quarter of 2019. The decrease was driven by higher restructuring and integration costs in the year’s second quarter.

Adjusted net income with tax benefit increased 9.5% to $27.7 million, or $0.38 per diluted share, in the second quarter, up from $25.3 million, or $0.35 per diluted share, in the first quarter. Adjusted EBITDA and Adjusted EBITDA margin were $36.6 million and 40.0%, respectively, for the second quarter of 2019, up from $33.6 million and 38.4%, respectively, in the first quarter of the year.

Second Quarter of 2019 Compared to Second Quarter of 2018

Revenue for the quarter ended June 30, 2019, decreased $13.0 million to $91.4 million, compared with $104.4 million in the second quarter of 2018. Current-year revenue was negatively impacted by lower average AUM and a lower reported average fee rate—related to change in business mix and the adoption of ASU 2014-09 in 2019.

Operating expenses declined 8.2% in the second quarter of 2019 to $68.6 million, compared with $74.7 million in the prior-year quarter. This year’s second quarter operating expenses included $4.6 million of acquisition, restructuring, and integration costs, compared with $0.4 million of acquisition, restructuring, and integration costs in the same year-ago quarter. The year-over-year improvement resulted from lower personnel expenses, reflecting the Company’s variable cost structure and sharply lower distribution and other asset-based expenses, which declined $7.9 million, or 32.9%, compared with last year, due to the mix of mutual fund assets and share classes and lower average AUM. Last year’s second-quarter distribution and other asset-based expenses included $3.3 million of fund waivers and reimbursements that are no longer included in operating expenses following the adoption of ASU 2014-09 on January 1, 2019.

GAAP net income of $14.4 million, or $0.20 per diluted share, in the second quarter of 2019 compared with $18.7 million, or $0.26 per diluted share, in the same quarter last year. GAAP operating margin was 24.9% in the quarter, compared with 28.4% in the second quarter of 2018. The lower operating margin was due to higher acquisition related costs and higher restructuring and integration costs in 2019.

Adjusted net income with tax benefit was $27.7 million, or $0.38 per diluted share, in the second quarter of 2019, compared with $29.9 million, or $0.41 per diluted share in the prior year’s second quarter. Adjusted EBITDA and Adjusted EBITDA margin were $36.6 million and 40.0%, respectively, for the second quarter of 2019, compared with $40.7 million and 39.0%, respectively, for the second quarter one year ago.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

Revenue declined to $178.8 million for the six months ended June 30, 2019, compared with $209.4 million for the comparable period ended June 30, 2018, due to lower average AUM and a decrease in the realized fee rate. Revenue for the first half of 2019 includes a reduction of $8.2 million in mutual fund waivers and reimbursements due to the adoption of ASU 2014-09 on January 1, 2019, compared with no such reduction of revenue in the prior year. Operating expenses, for the six months ended June 30, 2019, declined to $134.0 million, compared with $152.4 million for the same period in 2018, due to the Company’s variable cost structure and adoption of ASU 2014-09. All expense categories declined in 2019, except for acquisition related costs and restructuring and integration costs.

For the six months ended June 30, 2019, GAAP net income was $28.9 million, or $0.40 per diluted share, compared with $29.2 million, or $0.42 per diluted share, in the comparable six months of 2018. GAAP operating margin was 25.1% for the six months ended June 30, 2019, versus 27.2% for six months ended June 30, 2018. Current-year operating results include $7.4 million in acquisition, restructuring, and integration costs, compared with $0.7 million for these same costs in the comparable 2018 period. In addition, last year’s results include $1.9 million of costs related to debt issued in the first quarter of 2018.

Adjusted net income with tax benefit was $53.0 million, or $0.73 per diluted share, in the first half of 2019, and comprised of $0.63 per diluted share in adjusted net income and $0.09 per diluted share in tax benefit. This was down 5.9% from adjusted net income with tax benefit of $56.3 million, or $0.81 per diluted per diluted share, comprised of $0.72 per diluted share in adjusted net income and $0.09 per diluted share in tax benefit, for the same period in 2018.

Adjusted EBITDA and Adjusted EBITDA margin were $70.2 million and 39.2%, respectively, for the six months ended June 30, 2019, compared with $80.5 million and 38.4%, respectively, for last year’s comparable period.

Balance Sheet / Capital Management

Cash and cash equivalents, inclusive of restricted cash, increased $43.8 million, to $95.3 million at June 30, 2019. This was up from $51.5 million at December 31, 2018. On June 28, 2019, the Company placed $71.9 million into escrow to partially fund its USAA Asset Management Company acquisition. These funds are categorized as restricted cash on the Company’s June 30, 2019 balance sheet. During the second quarter, the Company repurchased an additional 113,297 shares, at an average price of $17.19 per share, for a total cost of $1.9 million.

After quarter end, on July 1, the Company closed its previously announced acquisition of the USAA Asset Management Company and entered into a new $1.1 billion seven-year term loan. The interest rate on the term loan was set at LIBOR plus 325 basis points. In addition, the Company established a five-year $100 million senior secured revolving credit facility that remains undrawn. Since July 1, the

Company has reduced outstanding debt with principal repayments totaling $20.0 million and announced the initiation of a $0.05 per share quarterly cash dividend.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 13, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please dial (866) 465-5145 (domestic) or (409) 220-9945 (international), shortly before 8:00 a.m. ET. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used for the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $147.8 billion in assets under management as of July 31, 2019.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors, including USAA members through its direct member channel. Through its Investment Franchises and Solutions Platform, Victory Capital offers a diverse array of independent investment approaches and innovative investment vehicles designed to drive better investor outcomes. This includes actively managed mutual funds and separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts

Investors:

Matthew Dennis, CFA

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Tricia Ross

310-622-8226

tross@finprofiles.com

Victory Capital and its affiliates are not affiliated with United Services Automobile Association or its affiliates. USAA and the USAA logo are registered trademarks and the USAA logo is a trademark of United Services Automobile Association and are being used by Victory Capital and its affiliates under license.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue
Investment management fees	$78,042	$74,411	$88,998	$152,453	$178,128
Fund administration and distribution fees	13,318	13,068	15,401	26,386	31,235
Total revenue	91,360	87,479	104,399	178,839	209,363

Expenses
Personnel compensation and benefits	35,542	34,501	37,140	70,043	73,943
Distribution and other asset-based expenses	16,182	15,767	24,127	31,949	49,288
General and administrative	7,087	7,087	7,088	14,174	16,144
Depreciation and amortization	5,263	5,222	5,931	10,485	12,343
Change in value of consideration payable for acquisition of business	(14)	—	(4)	(14)	(4)
Acquisition-related costs	2,787	2,777	(5)	5,564	(5)
Restructuring and integration costs	1,788	—	438	1,788	702
Total operating expenses	68,635	65,354	74,715	133,989	152,411

Income from operations	22,725	22,125	29,684	44,850	56,952
Operating margin	24.9%	25.3%	28.4%	25.1%	27.2%

Other income (expense)
Interest income and other income/(expense)	656	1,833	8	2,489	(29)
Interest expense and other financing costs	(4,520)	(4,624)	(4,706)	(9,144)	(11,798)
Loss on debt extinguishment	—	—	—	—	(6,058)
Total other income (expense), net	(3,864)	(2,791)	(4,698)	(6,655)	(17,885)

Income before income taxes	18,861	19,334	24,986	38,195	39,067

Income tax expense	(4,478)	(4,807)	(6,311)	(9,285)	(9,868)

Net income	$14,383	$14,527	$18,675	$28,910	$29,199

Earnings per share of common stock
Basic	$0.21	$0.22	$0.27	$0.43	$0.45
Diluted	0.20	0.20	0.26	0.40	0.42

Weighted average number of shares outstanding
Basic	67,583	67,521	67,949	67,552	64,791
Diluted	73,521	72,282	72,135	72,962	69,353

Dividends declared per share of common stock	$—	$—	$—	$	$—

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income (GAAP)	$14,383	$14,527	$18,675	$28,910	$29,199
Income tax expense	(4,478)	(4,807)	(6,311)	(9,285)	(9,868)
Income before income taxes	$18,861	$19,334	$24,986	$38,195	$39,067
Interest expense	3,613	3,853	4,229	7,466	12,323
Depreciation	612	571	736	1,183	1,472
Other business taxes	424	555	443	979	818
Amortization of acquisition-related intangible assets	4,651	4,651	5,195	9,302	10,871
Stock-based compensation	3,321	1,478	3,968	4,799	7,290
Acquisition, restructuring and exit costs	4,575	2,777	560	7,352	1,078
Debt issuance costs	366	364	361	730	7,063
Pre-IPO governance expenses	—	—	(3)	—	138
Earnings/losses from equity method investments	150	4	202	154	339
Adjusted EBITDA	$36,573	$33,587	$40,677	$70,160	$80,459
Adjusted EBITDA margin	40.0%	38.4%	39.0%	39.2%	38.4%

Net income (GAAP)	$14,383	$14,527	$18,675	$28,910	$29,199
Adjustment to reflect the operating performance of the Company
Other business taxes	424	555	443	979	818
Amortization of acquisition-related intangible assets	4,651	4,651	5,195	9,302	10,871
Stock-based compensation	3,321	1,478	3,968	4,799	7,290
Acquisition, restructuring and exit costs	4,575	2,777	560	7,352	1,078
Debt issuance costs	366	364	361	730	7,063
Pre-IPO governance expenses	—	—	(3)	—	138
Tax effect of above adjustments	(3,334)	(2,456)	(2,631)	(5,790)	(6,814)
Adjusted net income	$24,386	$21,896	$26,568	$46,282	$49,643
Adjusted net income per diluted share	$0.33	$0.30	$0.37	$0.63	$0.72

Tax benefit of goodwill and acquired intangible assets	$3,361	$3,361	$3,320	$6,722	$6,640
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.05	$0.05	$0.04	$0.09	$0.09

Adjusted net income with tax benefit	$27,747	$25,257	$29,888	$53,004	$56,283
Adjusted net income with tax benefit per diluted share	$0.38	$0.35	$0.41	$0.73	$0.81

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	June 30,2019	December 31,2018
Assets
Cash and cash equivalents	$23,410	$51,491
Restricted cash	71,917	—
Receivables	44,184	44,120
Prepaid expenses	3,738	2,664
Investments	16,825	13,320
Property and equipment, net	9,438	8,780
Goodwill	284,108	284,108
Other intangible assets, net	378,378	387,679
Other assets	9,097	9,349
Total assets	$841,095	$801,511

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$29,879	$20,350
Accrued compensation and benefits	21,559	30,228
Consideration payable for acquisition of business	6,017	5,838
Deferred tax liability, net	9,286	6,212
Other liabilities	17,616	14,478
Long-term debt(1)	269,787	268,857
Total liabilities	354,144	345,963

Stockholders' equity
Class A common stock, $0.01 par value per share: 2019 - 400,000,000 shares authorized, 16,473,628 shares issued and 15,381,099 shares outstanding; 2018 - 400,000,000 shares authorized, 15,280,833 shares issued and 14,424,558 shares outstanding	165	153
Class B common stock, $0.01 par value per share: 2019 - 200,000,000 shares authorized, 54,359,620 shares issued and 52,175,783 shares outstanding; 2018 - 200,000,000 shares authorized, 55,284,408 shares issued and 53,137,428 shares outstanding	544	553
Additional paid-in capital	610,685	604,401
Class A treasury stock, at cost: 2019 -1,092,529 shares; 2018 - 856,275 shares	(11,337)	(8,045)
Class B treasury stock, at cost: 2019 - 2,183,837 shares; 2018 - 2,146,980 shares	(22,160)	(21,719)
Accumulated other comprehensive income (loss)	(20)	(86)
Retained deficit	(90,926)	(119,709)
Total stockholders' equity	486,951	455,548
Total liabilities and stockholders' equity	$841,095	$801,511

(1)

Balances at June 30, 2019 and December 31, 2018 are shown net of unamortized loan discount and debt issuance costs in the amount of $10.2 million and $11.1 million, respectively.  The gross amount of the debt outstanding was $280.0 million for both periods.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management

(unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018
Beginning assets under management	$58,119	$52,763	$60,855	10%	-4%
Gross client cash inflows	7,514	3,038	3,521	147%	113%
Gross client cash outflows	(3,819)	(4,143)	(3,623)	-8%	5%
Net client cash flows	3,694	(1,105)	(102)	n/m	n/m
Market appreciation (depreciation)	2,269	6,460	1,503	-65%	51%
Net transfers	(4)	—	—	n/m	n/m
Ending assets under management	64,077	58,119	62,256	10%	3%
Average assets under management	60,063	57,043	61,617	5%	-3%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2019	2018		2018
Beginning assets under management	$52,763	$61,771		-15%
Gross client cash inflows	10,552	7,205		46%
Gross client cash outflows	(7,963)	(7,940)		0%
Net client cash flows	2,589	(735)		n/m
Market appreciation (depreciation)	8,729	1,228		611%
Net transfers	(4)	(8)		n/m
Ending assets under management	64,077	62,256		3%
Average assets under management	58,553	61,819		-5%

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Commodity	Other	Total
June 30, 2019
Beginning assets under management	$22,169	$14,714	$6,973	$4,117	$5,234	$3,996	$493	$425	$58,119
Gross client cash inflows	2,784	729	506	22	333	3,092	24	24	7,514
Gross client cash outflows	(1,840)	(924)	(330)	(128)	(205)	(295)	(74)	(23)	(3,819)
Net client cash flows	944	(195)	176	(106)	128	2,797	(50)	1	3,694
Market appreciation (depreciation)	1,090	760	152	101	137	126	(107)	10	2,269
Net transfers	—	—	(1)	(4)	—	—	—	—	(4)
Ending assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$335	$436	$64,077

March 31, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$469	$355	$52,763
Gross client cash inflows	993	992	303	26	365	279	56	25	3,038
Gross client cash outflows	(1,786)	(1,059)	(383)	(183)	(277)	(349)	(80)	(27)	(4,143)
Net client cash flows	(793)	(67)	(79)	(158)	88	(70)	(24)	(2)	(1,105)
Market appreciation (depreciation)	2,942	1,834	216	516	535	297	47	73	6,460
Net transfers	2	(1)	—	(1)	—	1	—	(1)	—
Ending assets under management	$22,169	$14,714	$6,973	$4,117	$5,234	$3,996	$493	$425	$58,119

June 30, 2018
Beginning assets under management	$24,205	$15,095	$7,311	$4,635	$4,334	$3,563	$1,298	$414	$60,855
Gross client cash inflows	1,125	867	303	103	669	381	46	27	3,521
Gross client cash outflows	(1,422)	(745)	(652)	(287)	(182)	(169)	(133)	(33)	(3,623)
Net client cash flows	(297)	122	(349)	(184)	487	212	(87)	(6)	(102)
Market appreciation (depreciation)	558	773	16	113	(116)	40	80	39	1,503
Net transfers	19	(19)	—	13	—	—	—	(13)	—
Ending assets under management	$24,485	$15,971	$6,978	$4,577	$4,705	$3,815	$1,291	$434	$62,256

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Six Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Commodity	Other	Total
June 30, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$469	$355	$52,763
Gross client cash inflows	3,777	1,721	809	48	698	3,371	80	49	10,552
Gross client cash outflows	(3,626)	(1,983)	(713)	(311)	(482)	(644)	(154)	(50)	(7,963)
Net client cash flows	151	(262)	96	(263)	216	2,727	(74)	(1)	2,589
Market appreciation (depreciation)	4,032	2,594	368	617	672	424	(60)	83	8,729
Net transfers	2	(1)	—	(5)	—	1	—	—	(4)
Ending assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$335	$436	$64,077

June 30, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771
Gross client cash inflows	2,328	1,643	696	158	1,113	986	173	108	7,205
Gross client cash outflows	(3,502)	(1,667)	(1,291)	(498)	(402)	(245)	(279)	(56)	(7,940)
Net client cash flows	(1,174)	(24)	(595)	(340)	711	741	(106)	52	(735)
Market appreciation (depreciation)	455	706	22	116	(103)	6	(22)	48	1,228
Net transfers	19	(19)	—	12	(8)	40	—	(52)	(8)
Ending assets under management	$24,485	$15,971	$6,978	$4,577	$4,705	$3,815	$1,291	$434	$62,256

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
June 30, 2019
Beginning assets under management	$33,786	$3,123	$21,210	$58,119
Gross client cash inflows	1,998	107	5,409	7,514
Gross client cash outflows	(2,874)	(231)	(714)	(3,819)
Net client cash flows	(876)	(124)	4,694	3,694
Market appreciation (depreciation)	1,352	94	823	2,269
Net transfers	(4)	—	—	(4)
Ending assets under management	$34,258	$3,093	$26,726	$64,077

March 31, 2019
Beginning assets under management	$30,492	2,956	19,315	52,763
Gross client cash inflows	2,379	242	417	3,038
Gross client cash outflows	(2,887)	(299)	(957)	(4,143)
Net client cash flows	(508)	(58)	(540)	(1,105)
Market appreciation (depreciation)	3,801	224	2,435	6,460
Net transfers	—	—	—	—
Ending assets under management	$33,786	$3,123	$21,210	$58,119

June 30, 2018
Beginning assets under management	$36,989	$2,674	$21,192	$60,855
Gross client cash inflows	2,555	296	670	3,521
Gross client cash outflows	(2,708)	(96)	(819)	(3,623)
Net client cash flows	(153)	200	(149)	(102)
Market appreciation (depreciation)	963	32	508	1,503
Net transfers	19	—	(19)	—
Ending assets under management	$37,818	$2,906	$21,532	$62,256

(1)	Includes institutional and retail share classes and VIP funds.
(2)	Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
June 30, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	4,378	349	5,825	10,552
Gross client cash outflows	(5,761)	(531)	(1,671)	(7,963)
Net client cash flows	(1,383)	(182)	4,154	2,589
Market appreciation (depreciation)	5,153	318	3,258	8,729
Net transfers	(4)	—	—	(4)
Ending assets under management	$34,258	$3,093	$26,726	$64,077

June 30, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	5,181	777	1,247	7,205
Gross client cash outflows	(5,974)	(125)	(1,841)	(7,940)
Net client cash flows	(793)	652	(594)	(735)
Market appreciation (depreciation)	655	4	569	1,228
Net transfers	(11)	—	3	(8)
Ending assets under management	$37,818	$2,906	$21,532	$62,256

(1)	Includes institutional and retail share classes and VIP funds.
(2)	Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management1

(unaudited; in millions)

As of:
July 31, 2019
By Asset Class
Fixed Income	$37,559
Solutions	29,806
U.S. Mid Cap Equity	26,017
U.S. Small Cap Equity	16,868
U.S. Large Cap Equity	14,032
Global / Non-U.S. Equity	11,713
Commodity	251
Other	81
Total Long-Term Assets	$136,327
Money Market Assets	11,468
Total Assets Under Management	$147,795

By Vehicle
Mutual Funds[2]	$115,065
Separate Accounts and Other Vehicles[3]	28,804
ETFs	3,926
Total Assets Under Management	$147,795

1 Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

2 Includes institutional and retail share classes, money market and VIP funds.

3 Includes collective trust funds, wrap program accounts and unified managed accounts.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•	Adding back income tax expense;
•	Adding back interest paid on debt and other financing costs, net of interest income;
•	Adding back depreciation on property and equipment;
•	Adding back other business taxes;
•	Adding back amortization expense on acquisition-related intangible assets;
•

Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;

•	Adding back direct incremental costs of acquisitions and the IPO, including restructuring costs;
•	Adding back debt issuance cost expense;
•	Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and

•	Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•	Adding back other business taxes;
•	Adding back amortization expense on acquisition-related intangible assets;
•

Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;

•	Adding back direct incremental costs of acquisitions and the IPO, including restructuring costs;
•	Adding back debt issuance cost expense;
•	Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and
•	Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.